Exhibit 23.1

Cawley, Gillespie & Associates, Inc.

petroleum consultants

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1707	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Earthstone Energy, Inc. for the year ended December 31, 2014.  We hereby further consent to the use of information contained in our reports setting forth the estimates of revenues from Earthstone Energy, Inc.’s oil and gas reserves as of December 31, 2014, and Oak Valley Resources, LLC’s oil and gas reserves as of December 31, 2013 and 2012 and to the inclusion of our report of Earthstone Energy, Inc. dated February 24, 2015 as an exhibit to the Annual Report on Form 10‑K of Earthstone Energy, Inc. for the year ended December 31, 2014.

Sincerely,

Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

March 27, 2015